UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place,	Birmingham,	AL	35209
(Address of Principal Executive Office )			(Zip code)

Registrant’s telephone number, including area code:	(205)	877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On May 5, 2021 we reported the closing of our acquisition of NORCAL Group effective May 5, 2021. Under the terms of a previously announced agreement, following the demutualization of NORCAL Mutual Insurance Company, ProAssurance has acquired over 98% of its successor, NORCAL Insurance Company ("NORCAL"). The base consideration at closing is $441 million, with additional consideration of up to $83 million available contingent upon NORCAL's ultimate net loss development between December 31, 2020 and December 31, 2023. Base consideration and maximum contingent consideration are subject to non-material change as the equity allocation is reviewed and finalized post close.
A copy of the news release announcing the closing of this transaction is included as Exhibit 99.1 and included in this Item by reference. NORCAL's audited financial statements for the years ended December 31, 2019 and December 31, 2020 and the pro forma financials of the combined companies as of December 31, 2020 will be filed at a later date in accordance with, and within the timeframe required under, applicable rules relating to financials of acquired companies.
ITEM 7.01 REGULATION FD DISCLOSURE
On May 5, 2021, we reported the closing of our acquisition of NORCAL Group, effective May 5, 2021. A copy of the news release announcing the closing of this transaction is included as Exhibit 99.1 and included in this Item by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
99.1 News release reporting our acquisition of NORCAL Group, effective May 5, 2021.
SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 5, 2021

PROASSURANCE CORPORATION
by: /s/ Jeffrey P. Lisenby
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Jeffrey P. Lisenby General Counsel

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